UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2018 (July 5, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2018, Harte Hanks, Inc. (the “Company”) announced that John H. Griffin, Jr. had been appointed as a Class II director on its Board of Directors (the “Board”), to fill the vacancy created by the resignation of William F. Farley, a Class II member of the Board. Mr. Farley’s resignation was announced on May 17, 2018, but was only effective upon Mr. Griffin’s appointment.

There are currently no arrangements or understandings between Mr. Griffin and any other person pursuant to which Mr. Griffin was appointed to serve as a member of the Board. The Company is not aware of any transaction involving Mr. Griffin requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01    Other Events.

A copy of the press release announcing certain of the matters described under Item 5.02 is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Exhibit Title

99.1	July 9, 2018 Press Release of Harte Hanks, Inc.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.
Dated: July 9, 2018

By: /s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary